As filed with the Securities and Exchange Commission on June 6, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

STEIN MART, INC.

(Exact Name of registrant as specified in its charter)

Florida	64-0466198
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1200 Riverplace Blvd., Jacksonville, Florida 32207

(Address of principal executive offices) (zip code)

STEIN MART, INC. 2001 OMNIBUS PLAN

(Full title of the Plan)

Gregory W. Kleffner

Executive Vice President and Chief Financial Officer

Stein Mart, Inc.

1200 Riverplace Boulevard

Jacksonville, Florida 32207

(Name and address of agent for service)

Copy to:

Michael B. Kirwan, Esq.

Foley & Lardner LLP

One Independent Drive, Suite 1300

Jacksonville, Florida 32202

(904) 359-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller Reporting Company	☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, $0.01 par value	3,000,000 shares	$6.97	$20,910,00	$2,396.29

(1)	Represents shares added to the Company’s 2001 Omnibus Plan pursuant to an amendment approved by the Company’s shareholders at its 2011 annual meeting, which increased the number of shares available for award by an aggregate of 3,000,000 shares, plus such indeterminable number of additional shares as may become available for sale pursuant to the anti-dilution provisions contained in the Company’s 2001 Omnibus Plan.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of $6.97 the average of the high and low sale prices of our common stock on The NASDAQ Stock Market on May 30, 2012.

*************

Explanatory Note

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a Registration Statement on this form relating to an employee benefit plan is effective. Pursuant to Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statements previously filed with respect to the Company’s 2001 Omnibus Plan on Form S-8 (Registration Nos. 333-148007 and 333-67034).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 6th day of June, 2012.

STEIN MART, INC. (Registrant)

/s/ Jay Stein
Jay Stein
Chairman of the Board and Interim Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jay Stein	Chairman of the Board and Interim Chief Executive Officer	June 6, 2012
Jay Stein

/s/ Gregory W. Kleffner	Executive Vice President and Chief Financial Officer	June 6, 2012
Gregory W. Kleffner

/s/ Clayton E. Roberson, Jr.	Senior Vice President and Controller	June 6, 2012
Clayton E. Roberson, Jr.

/s/ John H. Williams, Jr.	Vice Chairman of the Board	June 6, 2012
John H. Williams, Jr.

/s/ Ralph Alexander	Director	June 6, 2012
Ralph Alexander

/s/ Alvin R. Carpenter	Director	June 6, 2012
Alvin R. Carpenter

/s/ Irwin Cohen	Director	June 6, 2012
Irwin Cohen

/s/ Susan Falk	Director	June 6, 2012
Susan Falk

/s/ Linda M. Farthing	Director	June 6, 2012
Linda M. Farthing

/s/ Mitchell W. Legler	Director	June 6, 2012
Mitchell W. Legler

/s/ Robert L. Mettler	Director	June 6, 2012
Robert L. Mettler

/s/ Richard L. Sisisky	Director	June 6, 2012
Richard L. Sisisky

/s/ Martin E. Stein, Jr.	Director	June 6, 2012
Martin E. Stein, Jr.

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

5.1	Opinion of Foley & Lardner LLP as to the legality of the securities to be issued

10.1	Stein Mart, Inc. 2001 Omnibus Plan, as amended and restated effective June 14, 2011 (incorporated by reference to the Company’s Form 8-K filed on June 15, 2011)

10.2	Form of Option Award Agreement for Key Employees, pursuant to 2001 Omnibus Plan (incorporated by reference to the Company’s Form S-8 Registration Statement filed on August 7, 2001)

10.3	Form of Option Award Agreement for Non-Employee Directors, pursuant to 2001 Omnibus Plan (incorporated by reference to the Company’s Form S-8 Registration Statement filed on August 7, 2001)

10.4	Form of Restricted Share Award Agreement for Key Employees, pursuant to 2001 Omnibus Plan (incorporated by reference to the Company’s Form 10-K for the fiscal year ended January 31, 2004)

10.5	Form of Performance Share Award Agreement for Key Employee, pursuant to 2001 Omnibus Plan (incorporated by reference to the Company’s Form 10-Q for the quarterly period ended October 28, 2006)

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2	Consent of Foley & Lardner LLP (included in Exhibit 5.1)